As filed with the Securities and Exchange
                      Commission on January 24, 2000


                                                      Registration No. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933



                              PRT Group, Inc.


          (Exact name of registrant as specified in its charter)

     Delaware                                13-3914972
     (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)       Identification Number)

                            80 Lamberton Road
                            Windsor, CT 06095
         (Address, including zip code, of principal executive offices)

                        PRT Group Inc. 401(k) Plan
                         (Full title of the plan)

                        Richard L. Rosenfeld, Esq.
                              PRT Group Inc.
                            7 Skyline Drive
                         Hawthorne, New York 10532
                              (914) 345-3800


 (Name and address, including telephone number and area code, of agent for service)

                                Copies to:
                           Martin L. Budd, Esq.
                          Day, Berry & Howard LLP
                           One Canterbury Green
                     Stamford, Connecticut 06901-2047



                      Calculation of Registration Fee



    Title of securities to be   Amount to        Proposed      Proposed    Amount of
           registered               be           maximum       maximum     registration
                                registered       offering      aggregate   fee
                                                 price         offering
                                                 per unit(3)   price(3)
Common Stock, par value $.001   1,000,000        $ 5.47       $5,470,000  $ 1,520.66
per share(1)                    shares(1)(2)


(1) In addition, pursuant to Rule 416(c), under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h), based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market System on January 19, 2000.

                                  PART II
                 INFORMATION REQUIRED IN THE REGISTRATION
                                 STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by PRT Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1999, June 30, 1999 and September 30, 1999;

     (c)  The Company's Current Report on Form 8-K filed with the
Commission on July 15, 1999; and

     (d) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company to register its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purposes of updating such description.

     All documents filed by the Company or the PRT Group Inc. 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     This item is not applicable to the securities to be registered hereby.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the
"DGCL") provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may also indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

     The Company's Amended and Restated Certificate of Incorporation and By-Laws contain provisions requiring indemnification of its officers and directors to the fullest extent authorized or permitted by law, provided, however, that, except for proceedings to enforce rights to indemnification, the Company is not obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Company's Board of Directors.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. The Company's Amended and Restated Certificate of Incorporation and By-Laws contain provisions mandating such payment.

     The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL, the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. In addition, Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. The Company's By-Laws contain a similar authorization. The Company maintains an insurance policy under which directors and officers are insured, within the limits and subject to the limitation of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability
(i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for improper payment of dividends, stock purchases or redemptions of shares or
(iv) for any transaction from which the director derives an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or any of its stockholders for breach of a fiduciary duty as a director, except to the extent that such exemption from liability is not permitted under the DGCL.

Item 7.  Exemption from Registration Claimed.

     This item is not applicable to the securities to be registered hereunder.


Item 8.  Exhibits.

Exhibit No.    Description

4.1            PRT Group Inc. 401(k) Plan.

4.2 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-44725)).

4.3 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-44725)).

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby including the consent of such counsel.*

23.1           Consent of Ernest & Young LLP.

23.2           Consent of Day, Berry & Howard LLP (See Exhibit 5).

24             Power of Attorney (See signature page).



* The Plan has been submitted to the Internal Revenue Service ("IRS") and all changes required by the IRS have been made in order to qualify the Plan.



Item 9.  Undertakings.

     A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


     The Registrant:

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on this 22nd day of December, 1999.

                                   PRT Group Inc.

                                   By: /s/Dan S. Woodward

                                   Name: Dan S. Woodward
                                   Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes Dan S. Woodward and Rocco Mitarotonda and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.

     Signature           Title                                 Date

/s/Dan S. Woodward       President , Chief Executive         December 22, 1999
Dan S. Woodward          Officer and Director
                         (Principal Executive Officer)


/s/Rocco Mitarotonda     Chief Financial Officer             December 22, 1999
Rocco Mitarotonda        (Principal Financial and
                         Accounting Officer)


/s/Esther Dyson          Director                            December 23, 1999
Esther Dyson


/s/Michael Enthoven      Director                            December 23, 1999
Michael Enthoven


/s/Robert P. Forlenza    Director                            December 23, 1999
Robert P. Forlenza


/s/Craig D. Goldman      Director                            December 23, 1999
Craig D. Goldman


/s/Douglas K. Mellinger  Director                            December 26, 1999
Douglas K. Mellinger


/s/Isaac Shapiro         Director                            December 22, 1999
Isaac Shapiro


/s/Irwin J. Sitkin       Director                            December 21, 1999
Irwin J. Sitkin


                         Director                            December __, 1999
Jack L. Rivkin


/s/Ronald E. Weinberg    Director                            December 23, 1999
Ronald E. Weinberg

The Plan:

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on December 22, 1999.

                              PRT Group Inc. 401(k) Plan


                              By: /s/ Christopher O'Neil

                                    Name: Christopher O'Neil
                                    Title: Director of Compensation
                                           & Benefits for Plan Administrator

                                EXHIBIT INDEX



Exhibit No.    Description

4.1            PRT Group Inc. 401(k) Plan.

4.2            Amended and Restated Certificate of Incorporation of the Company
               (incorporated herein by reference to Exhibit 4.1 to the Company's
               Registration Statement on Form S-8 (File No. 333-44725)).

4.3 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration
               Statement on Form S-8 (File No. 333-44725)).

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby including the consent of such counsel.*

23.1           Consent of Ernest & Young LLP.

23.2           Consent of Day, Berry & Howard LLP (See Exhibit 5).

24             Power of Attorney (See signature page).

__________

* The Plan has been submitted to the Internal Revenue Service ("IRS") and all changes required by the IRS have been made in order to qualify the Plan.


